UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2011

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

0-21898

(Commission File Number)

Delaware	46-0408024
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

201 South Lake Avenue, Suite 703, Pasadena, CA	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.01.	Completion of Acquisition or Disposition of Assets

As previously disclosed in Arrowhead’s 8-K filing on January 21, 2011, Unidym, Inc. (“Unidym”), a majority-owned subsidiary of Arrowhead Research Corporation (“Arrowhead” or the “Company”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) by and among Unidym, Wisepower Co., Ltd., a corporation of Republic of Korea, Unicycle Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Wisepower, and, solely with respect to representations and warranties made in the Merger Agreement, Arrowhead. The transactions contemplated under the Merger Agreement closed on January 18, 2011 and, effective as of that date, Unidym was divested. In accordance with Rule 8-05 of Regulation S-X (17 CFR 210.8-05), the Company is filing herewith the attached pro forma financial statements showing the impact of the Unidym sale as of and for the year ended September 30, 2010.

The disclosures set forth under Item 1.01 of the Company’s Current Report on Form 8-K filed on January 21, 2011 is incorporated herein by reference

Item 9.01.	Financial Statements and Exhibits

(b) Pro forma Financial Information

The required pro forma financial information is filed herewith as Exhibit 99.1 and is incorporated by reference.

Exhibit No.	Description

99.1	Pro Forma Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 24, 2010

ARROWHEAD RESEARCH CORPORATION

By:	/S/ KENNETH MYSZKOWSKI
Kenneth Myszkowski
Chief Financial Officer